UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

March 11, 2008 (March 6, 2008)

Janus Capital Group Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15253	43-1804048
(State or other jurisdiction	(Commission file	(IRS Employer
of incorporation)	number)	Identification Number)

151 DETROIT STREET

DENVER, COLORADO 80206

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code

(303) 691-3905

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)  Election of Directors

The Board of Directors (“Board”) of Janus Capital Group Inc. (“Company”) elected three new directors, Timothy K. Armour (effective March 9, 2008), Jeffrey J. Diermeier (effective March 7, 2008) and Lawrence E. Kochard (effective March 6, 2008).  The committees of the Board to which Messrs. Armour, Diermeier and Kochard will be named have not been determined at this time.

Mr. Armour was Managing Director of Morningstar Inc. from 2000 until his recent retirement in March 2008.  Mr. Armour was Morningstar Inc.’s President from 1999 to 2000, and its Chief Operating Officer from 1998 to 1999.  From 1992 to 1998, he served as President of the Mutual Funds Division of Stein Roe & Farnham, Inc.

Mr. Diermeier has served as President and Chief Executive Officer of the CFA Institute in Charlottesville, Virginia since 2005.  Mr. Diermeier is a member of CFA Institute’s Board of Governors, is a director of the University of Wisconsin Foundation, The Q-Group, Stairway Partners and XBRL U.S., and is also on the Board of Advisors for XBRL International. Between 1975 and 2004, he served in a number of capacities in the Global Asset Management division of UBS and its predecessor organizations, primarily Brinson Partners, Inc., beginning as an equity analyst and culminating as its Global Chief Investment Officer between 2000 and 2004.  Mr. Diermeier holds the Chartered Financial Analyst designation.

Mr. Kochard is the Chief Investment Officer for Georgetown University and is a member of the investment committee for the Virginia Retirement System.  From 2001 to 2004, he was the Managing Director of Equity and Hedge Fund Investments for the Virginia Retirement System.  Mr. Kochard worked as an Assistant Professor of Finance at the business school at the University of Virginia from 1999 to 2001.  He started his career in financial analysis and planning, corporate finance and capital markets for E.I. DuPont de Nemours and Company, Fannie Mae and The Goldman Sachs Group, Inc., and also was a financial consultant for individual entities and trusts. Mr. Kochard holds the Chartered Financial Analyst designation

The elections of Messrs. Armour, Diermeier and Kochard to the Board were recommended by the Nominating and Corporate Governance Committee (“Nominating Committee”), with assistance from a search firm engaged by the Nominating Committee.  The Company issued a news release announcing these elections on March 11, 2008.  A copy of the news release is furnished herewith as Exhibit 99.1.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits.

99.1	News Release issued by the Company on March 11, 2008, announcing the election of three new directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Janus Capital Group Inc.

Date: March 11, 2008	By:	/s/Gregory A. Frost
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document
99.1	Press Release issued by the Company on March 11, 2008, announcing the election of three new directors.